Exhibit 10.7

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Omissions are designated as [***].

COST SHARING AND

IRU AGREEMENT

THIS COST SHARING AND IRU AGREEMENT (“Agreement”) is made and entered into as of the 25th day of May, 1999, by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company (“Grantor”) and CABLE & WIRELESS USA, INC., a District of Columbia corporation (“Grantee”).

RECITALS

A.    Grantor intends to construct and/or is currently constructing a nationwide multiconduit fiber optic communications system (the “Grantor System”) as generally depicted on Exhibit “A” attached hereto which is intended to connect the cities described on Exhibit “B” attached hereto.

B.    Grantor further intends to install within one of the conduits of the Grantor System a high fiber count ([***] or more fibers) fiber optic cable (the “Cable”).

C.    Grantee desires to obtain the right to use a fiber optic communications system consisting of [***] fibers and connecting those cities identified in Exhibit “B” attached hereto.

D.    Grantor and Grantee can complete their desired communications systems less expensively if such systems are constructed as part of a single project than if each system was constructed independently.

E.    Grantor and Grantee therefore desire to share the costs of constructing the Grantor System and, pursuant to such sharing of costs, Grantor desires to grant to Grantee an indefeasible right to use certain facilities in the Grantor System, all upon and subject to the terms and conditions set forth below.

ARTICLE 1.

DEFINITIONS

1.01    “Acceptance Date” shall mean the date when Grantee delivers (or is deemed to have delivered) notice of acceptance of a Completion Notice with respect to a Segment in accordance with Article 9; provided, however, that in the event that such date is more than thirty (30) days prior to the Completion Date for such Segment, and Grantee does not commence to use the Grantee Fibers within any portion of such Segment, then the Acceptance Date shall be the first to occur of (a) the Completion Date, or (b) the date upon which Grantee delivers written notice to Grantor that it intends to commence use of any Grantee Fibers within such Segment.

1.02    “Acceptance Testing” shall have the meaning set forth in Article 8.

1.03    “Access Points” shall have the meaning set forth in Section 10.01.

1.04    “Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (“control,” “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise).

1.05    “Associated Property” shall mean the tangible and intangible property needed for the use of the Grantee Fibers as permitted by this Agreement, including designated space in the Regeneration Facilities, Opamp Facilities and Grantor Node Facilities, as and to the extent more particularly described in this Agreement, but excluding in any and all events any electronic and/or optronic equipment.

1.06    “Cable” shall have the meaning set forth in the Recitals.

1.07    “Completion Date” shall mean, subject to Force Majeure Events, the dates for the completion of each Segment as set forth in Exhibit “J” attached hereto.

1.08    “Completion Notice” shall have the meaning set forth in Article 9.

1.09    “Costs” shall mean the actual direct costs paid or payable in accordance with the established accounting procedures generally used by Grantor and which Grantor utilizes in billing third parties for reimbursable projects, including the following: [***].

1.10    “Dark Fiber” shall have the meaning set forth in Section 15.03.

1.11    “Dispute Notice” shall have the meaning set forth in Article 24.

1.12    “Effective Date” shall have the meaning set forth in Section 5.01.

1.13    “Force Majeure Event” shall have the meaning set forth in Article 19.

1.14    “Governmental Authority” shall mean any federal, state, regional, county, city, municipal, local, territorial, or tribal government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including without limitation, courts, public utilities and sewer authorities.

1.15    “Grantee Delay Event” shall mean the failure of Grantee to timely observe and perform its obligations and agreements hereunder, which failure delays the construction and installation of the Grantor System with respect to one or more Segments.

1.16    “Grantee Fibers” shall mean have the meaning set forth in Section 3.01.

1.17    “Grantor Node Facilities” shall mean such facilities as may be mutually agreed upon between Grantor and Grantee which are owned, leased or otherwise used by Grantor to accommodate or house switch equipment, fiber optic transmission and associated ancillary equipment to serve as a switch terminal, transport concentrator, hub terminal, junction or end user POP location.

1.18    “Grantor System” shall have the meaning set forth in the Recitals.

1.19    “Grantor Termination Point” shall have the meaning set forth in Section 2.02.

1.20    “Hotel” shall mean a building in which a point or points of presence of interexchange carrier(s) is/are located.

1.21    “Impositions” shall mean all taxes, fees, levies, imposed duties charges or withholdings of any nature (including without limitation ad valorem, real property, gross receipts, taxes and franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon the Grantor System, or any part thereof, by any Governmental Authority.

1.22    “IRU” shall have the meaning set forth in Section 3.01.

1.23    “IRU Contribution” shall have the meaning set forth in Section 4.01.

1.24    “Metropolitan Fibers” shall have the meaning set forth in Section 3.01.

1.25    “Minimum Period” shall mean, with respect to each Segment, a period of twenty (20) years from the Acceptance Date for such Segment.

1.26    “Monthly Charge” shall have the meaning set forth in Section 13.02.

1.27    “Opamp Facilities” shall mean facilities to optically amplify lit fibers as more particularly described in Exhibit “C”.

1.28    “Person” shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company or Governmental Authority.

1.29    “Prime Rate” shall mean, as of any relevant date, the interest rate most recently published in the Money Rates Section of The Wall Street Journal as the prime rate.

1.30    “Proprietary Information” shall have the meaning set forth in Section 23.01.

1.31    “Regeneration Facilities” shall mean facilities to regenerate the signal of lit fibers as more particularly described in Exhibit “C”.

1.32    “Relocating Authority” shall have the meaning set forth in Section 6.03.

1.33    “Required Rights” shall have the meaning set forth in Section 6.01.

1.34    “Required Right Payment” shall mean any payment which Grantor is required to make to the grantor or provider of a Required Right.

1.35    “Route Miles” shall mean, for each Segment, the actual number of route miles for such Segment as constructed.

1.36    “Segments” shall have the meaning set forth in Section 2.01.

1.37    “Segment End Points” shall have the meaning set forth in Section 2.01.

1.38    “System Route” shall have the meaning set forth in Section 2.01.

1.39    “Term” shall have the meaning set forth in Article 5.

ARTICLE 2.

SYSTEM ROUTE

2.01    Subject to Section 2.04, the Grantor System will connect the city pairs identified on Exhibit “D” attached hereto (each city identified on Exhibit “D”, or a location in reasonably close proximity (in Grantor’s reasonable discretion) to such city, is herein called a “Segment End Point”, the route between the applicable Segment End Points is herein called a “Segment”, and all of the Segments together are herein called the “System Route”).

2.02    Except as otherwise agreed by the parties, the Grantor System, or at a minimum the portion thereof in which Grantee shall receive the IRU, will connect at each Segment End Point along the long haul system to the basement telecom closet or cable head within any of the following, in Grantor’s sole discretion: (i) a Grantor Node Facility mutually agreed to by Grantor and Grantee; (ii) a Regeneration Facility or Opamp Facility; or (iii) a Hotel (each a “Grantor Termination Point”). The Grantor Termination Point within and along the metropolitan rings ordered by Grantee shall be, at Grantor’s discretion, located in (a) the “zero manhole” adjacent to any LEC central office or Hotel along the route, or (b) such other location as mutually agreed by the parties. The Grantor Termination Point at any Segment End Point shall be the same for all Segments ending at such Segment End Point.

2.03    The specific location of the System Route between Segment End Points is subject to Grantor obtaining the Required Rights; however, the System Route will connect the Segment End Points for each Segment.

ARTICLE 3.

GRANT OF IRU AND OPTIONS

3.01    As of the Effective Date for each particular Segment delivered by Grantor to Grantee hereunder, Grantor hereby grants to Grantee, and Grantee hereby acquires from Grantor (i) an exclusive indefeasible right of use in, for the purposes described herein, [***] fibers to be specifically identified in the Cable between the Segment End Points for such Segment within and along the long-haul routes identified in Exhibit “D” (the “Grantee Fibers”); (ii) an exclusive indefeasible right of use in, for the purposes described herein, no more than [***] fibers within and along certain metropolitan rings in up to [***] gateway cities as set forth in Exhibit “K” (the “Metropolitan Fibers”), as identified by Grantee in Section 3.02 hereof (which fibers, once identified, shall also be considered “Grantee Fibers” hereunder); and (iii) an associated and non-exclusive indefeasible right of use, for the purposes described herein, in the Associated Property, respecting such Segment, all upon and subject to the terms and conditions set forth herein (collectively the “IRU”). Except to the extent specifically provided in this Agreement, the IRU shall convey a use interest that the granting party may not revoke or restrict in any manner or to any degree, through injunctive relief or otherwise, notwithstanding the occurrence of a breach by the Grantee of any legal duty or obligation imposed by any contract (except for this Agreement), by the law of torts (including simple or gross negligence or strict liability), or by federal or state laws, rules, regulations, orders, standards or ordinances, during the Term.

3.02    Grantee shall have the right to receive an IRU in the Metropolitan Fibers, which right shall be limited to a maximum fiber count and mileage so that the total value of the IRU acquired by Grantee would be no greater than [***]. No additional IRU Contribution shall be payable with respect to the Metropolitan Fibers provided that Grantor pays in full the IRU Contributions set forth in Exhibit “E”. In the event that Grantee fails to pay the IRU Contributions set forth in Exhibit “E” as required by this Agreement, then Grantor may (in addition to any other remedies under this Agreement) assess and collect from Grantee the IRU Contribution that would have otherwise been due and payable with respect to the Metropolitan Fibers. Grantee shall deliver written notice to Grantor identifying the Metropolitan Fibers in which Grantee desires to acquire an IRU no later than forty five (45) days following execution of this Agreement.

3.03    Grantee shall have the right (subject to availability) to order IRUs in additional fibers (not to exceed [***] fibers in any metropolitan ring) within the metropolitan rings set forth in Exhibit “K” for an IRU Contribution that is equal to the difference between the IRU Contribution that would have otherwise been payable for the Metropolitan Fibers selected by Grantee under Section 3.02 above and the IRU Contribution for the total additional fibers requested by Grantee under this Section 3.03. As an example, if Grantee acquired an IRU in [***] that would be applicable to the order for [***] fibers. Any additional IRU Contribution required to be paid hereunder shall be paid in accordance with the terms of this Agreement. The option granted hereunder shall expire on the last to occur of (a) thirty (30) days after execution of this Agreement, or (b) with respect to each metropolitan area identified in Exhibit “K”, the date upon which Grantor submits its order for the initial Cable to be installed by Grantor within each such metropolitan area.

3.04    Grantee may, by written notice (a “Fiber Upgrade Notice”) delivered to Grantor, inform Grantor that Grantee desires to purchase an IRU in additional fibers (whether of the same type as the Grantee Fibers or otherwise) either (a) along the same System Route as the Grantee Fibers, or (b) within extensions to the then-existing Grantor System. In the event that Grantor subsequently determines to install such additional fibers, then Grantor shall notify Grantee of such determination.

3.05    In the event that Grantee has delivered a Fiber Upgrade Notice and Grantor has received such notice prior to its determination to install additional fibers, Grantor and Grantee shall negotiate in good faith concerning Grantee’s acquisition of a portion of such additional fibers. The Term for use of any additional fibers shall be, unless otherwise agreed in writing by the parties, for a period which commences upon delivery of such fibers and which ends twenty (20) years thereafter; provided, however, that to the extent such extended term requires Grantor to extend or renew a Required Right, Grantor shall have the right to increase the Monthly Charge in order to reflect the pass through (on a pro rata basis based upon the number of fibers within the Grantor System) of any increase in the payments, fees, charges, costs or other expenses incurred or to be incurred by Grantor in connection with the extension or renewal of such Required Right. Notwithstanding anything else in this Agreement to the contrary, the failure of Grantor to notify Grantee of its determination to install additional fibers under Section 3.04, or the failure of the parties to successfully negotiate the terms of an IRU in such additional fibers, shall not constitute a Default hereunder and neither Grantee nor Grantor shall have any liability to the other for the performance, or the failure to perform, any obligations imposed under Sections 3.04 or 3.05 hereof.

3.06    Grantee shall have an option to acquire an IRU in no more than [***] fibers within and along the portion of the Grantor System from [***] (when and if constructed by Grantor) in exchange for the payment of an additional IRU Fee of $[***] (and Recurring Charges calculated in accordance herewith). The option granted hereunder shall expire on the date upon which Grantor submits its order for the initial Cable to be installed by Grantor within such portion of the Grantor System.

ARTICLE 4.

CONTRIBUTIONS

4.01    Grantee agrees to make contributions to Grantor for the construction of the Grantor System as set forth on Exhibits “C” and “E” (collectively the “IRU Contribution”).

4.02    In addition to the IRU Contribution, Grantee shall pay directly or reimburse Grantor for all other sums, costs, fees and expenses which are expressly provided to be paid by Grantee under this Agreement.

4.03    Grantor will send Grantee invoices for payments of the IRU Contribution and Grantee shall pay such invoiced amounts within thirty (30) days after receipt of such invoice. Grantor will send Grantee invoices for payments of all other sums, costs, fees and expenses owed by Grantee to Grantor hereunder and Grantee shall pay such invoiced amounts within thirty (30) days after receipt of such invoice by Grantee. Any sums not paid by Grantee when due shall bear interest at the Prime Rate plus two percent (2%).

ARTICLE 5.

TERM

5.01    The IRU with respect to each Segment shall become effective on the first day when both (i) the Acceptance Date with respect to the Segment has occurred and (ii) Grantor has received payment of all of the IRU Contribution then due to Grantor hereunder (the “Effective Date”). Subject to the provisions of Articles 6 and 20, the IRU with respect to the Grantee Fibers within each Segment shall terminate at the expiration of the Minimum Period of such Segment (the “Term”). In no event shall the Term of the IRU in the Grantee Fibers within any Segment be less than the Minimum Period of such Segment. With respect to the Metropolitan Fibers initially delivered to Grantee hereunder and provided such extension is permitted by the Required Rights, Grantee shall have an option to extend the Term for such Metropolitan Fibers so that the Term expires at the same time as the expiration of the Term of the initially-ordered Grantee Fibers which are connected to such Metropolitan Fibers. As an example only, if Grantee’s Term for Metropolitan Fibers in [***] would otherwise expire in December, 2019, and the Terms for the Grantee Fibers into [***] expire in March and August of 2020, then Grantee would have the option to extend the Term of the [***] Metropolitan Fibers to August, 2020. To exercise the extension right, Grantee must deliver written notice thereof no sooner than one (1) year and no later than ninety (90) days prior to the expiration of the Term for the affected Metropolitan Fibers. Any additional IRU Contribution or Recurring Charges applicable to such extension would be negotiated after delivery of Grantee’s written notice seeking extension; in the absence of agreement respecting such additional payments, no extension shall be permitted. The option described above shall be applicable only to the Metropolitan Fibers set forth in Exhibit “K” and to metropolitan fibers ordered under Section 3.03 hereof, and shall not be applicable to fibers delivered under Sections 3.04 and 3.05 hereof.

5.02    Upon the expiration of the Minimum Period, the Term shall expire with respect to the Grantee Fibers and all rights to the use thereof shall revert to Grantor without reimbursement of any of the IRU Contribution or other sums, costs, fees or expenses previously made with respect thereto, and from and after such time Grantee shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the Term.

5.03    Grantor and Grantee acknowledge and agree that Grantee shall be treated for accounting and federal and all applicable state tax purposes as the exclusive beneficial owner of the Grantee Fibers. Grantor and Grantee further acknowledge and agree that the transactions contemplated by this Agreement constitute, for accounting and federal and applicable state tax purposes, a joint undertaking to share and minimize the expense of constructing each party’s respective communications systems, and not as a separate entity or as a sale or lease. Grantor and Grantee shall file (or caused to be filed with respect to any consolidated returns) their respective tax returns and other returns and reports for their respective Impositions on such basis and, except as otherwise required by law, not take any positions inconsistent therewith.

5.04    This Agreement shall become effective on the date hereof, subject to Article 26, and shall terminate on the date when all the Terms of the Segments shall have expired or terminated, except for those provisions of this Agreement which are expressly provided herein to survive such termination shall remain binding on the parties hereto.

ARTICLE 6.

REQUIRED RIGHTS

6.01    Grantor agrees to obtain and maintain in full force and effect for and during the Minimum Period of each Segment all rights, licenses, permits, authorizations, rights-of-way, easements and other agreements which are necessary in order to permit Grantor to construct, install and keep installed, and maintain the Grantee Fibers within such Segment in accordance with this Agreement and to provide Grantee with the right of use of the Grantee Fibers and all other rights under this Agreement pursuant to the IRU (collectively, the “Required Rights”).

6.02    In the event Grantor shall receive notice from any grantor or provider of a Required Right that Grantor has failed to observe or perform its obligations under such Required Right, and Grantor is not contesting the validity of such claimed or alleged failure, in good faith, Grantor shall give written notice to Grantee and Grantee may, at its option (subject to the terms and provisions of the Required Right and the ability of third parties to cure defaults of Grantor thereunder), cure or correct such failure and Grantor shall reimburse Grantee for the costs and expenses incurred by Grantee in connection therewith.

6.03    If, after the Acceptance Date with respect to a Segment, Grantor is required (i) by any Governmental Authority under the power of eminent domain or otherwise, (ii) by the grantor or provider of any Required Right, (iii) by any other Person having the authority to so require (each a “Relocating Authority”), or (iv) by the occurrence of any Force Majeure Event, to relocate the Grantor System within such Segment or any portion thereof, including any of the facilities used or required in providing the IRU, Grantor shall have the right to proceed with such relocation, including, but not limited to, the right, in good faith, to reasonably determine the extent and timing of, and methods to be used for such relocation; provided that (a) Grantee shall be kept fully informed of all determinations made by Grantor in connection with such relocation, and (b) any such relocation shall be constructed in accordance with the construction specifications set forth in Exhibit “F”, incorporate fiber meeting the specifications set forth in Exhibit ”G” and be subject to Acceptance Testing. Grantee shall reimburse Grantor for its proportionate share of the Costs (including Acceptance Testing) of such relocation (to the extent Grantor has not been reimbursed by the Relocating Authority and only if the total unreimbursed Costs associated with such relocation exceed $[***]) allocated to Grantee pro rata based on the number of Grantee Fibers and the total fiber count in the affected Segments of the Grantor System.

ARTICLE 7.

CONSTRUCTION OF THE GRANTOR SYSTEM

7.01    Grantor will design, engineer, install and construct the Grantor System substantially in accordance with the construction specifications set forth in Exhibit ”F”, in a workmanlike manner and in accordance with industry standards and all applicable laws. Such responsibilities shall include, without limitation, preparation of construction drawings, materials specifications and materials requisitions. The Grantee Fibers and the conduit housing the Cable shall meet or exceed the fiber and conduit specifications set forth in Exhibit “G”. Nothing contained herein shall prohibit Grantor, at Grantor’s sole risk, from commencing construction of a Segment before Grantor has obtained all Required Rights necessary for such Segment.

7.02    Grantor will undertake the Acceptance Testing of each of the Segments.

7.03    Grantor will provide space within Regeneration Facilities and Opamp Facilities along the Grantor System as described in Exhibit ”C”. Grantee shall be provided with the use of power as specified in Exhibit “C”, and shall pay the charges specified in Exhibit “C” in accordance with the terms hereof.

7.04    Occupancy by Grantee in any Grantor Node Facility shall be subject to and governed by the colocation agreement executed by the parties contemporaneously herewith.

7.05    Grantor and Grantee will mutually consult with each other from time to time upon request to attempt to coordinate construction of the Grantor System with other network construction which may be undertaken by Grantee.

7.06    Subject to the terms and provisions of any applicable Required Right, Grantee shall have the right, but not the obligation, at Grantee’s cost and expense on at least five (5) days prior written notice to Grantor, to inspect the construction of each Segment, including the installation, splicing and testing of the Grantee Fibers incorporated therein; provided that no inspection or failure to inspect by Grantee shall impair, modify or amend any of the representations, warranties, covenants and agreements of Grantor under this Agreement.

7.07    Notwithstanding anything to the contrary contained herein, Grantor may elect, at its option, to acquire any portion of the Grantor System from third parties (whether under a lease, sublease, indefeasible right of use, or otherwise) in lieu of constructing and installing the Grantor System respecting such portion; provided, any such acquired portion shall have been constructed substantially in accordance with the specifications and procedures required by this Agreement except for such deviations which do not, in the reasonable discretion of Grantor, materially diminish the value, utility, reliability or expected useful life of the Grantor System.

ARTICLE 8.

ACCEPTANCE TESTING

Grantor shall test the Grantee Fibers in accordance with the procedures and standards specified in Exhibit “H” (“Acceptance Testing”). Acceptance Testing shall progress span by span along each Segment as cable splicing progresses, so that test results may be reviewed in a timely manner. Grantee shall have the right, but not the obligation, at Grantee’s cost and expense, to be present to observe the Acceptance Testing. When Grantor has determined that the results of the Acceptance Testing with respect to a particular span show that the Grantee Fibers so tested are installed and operating substantially in conformity with the applicable specifications set forth in Exhibit “H”, Grantor shall provide Grantee with a copy of such test results.

ARTICLE 9.

COMPLETION

When Grantor reasonably determines the Grantee Fibers with respect to a Segment are installed and operating substantially in accordance with the applicable specifications set forth in Exhibits “C”, “F”, “G” and “H”, Grantor shall provide written notice of same to Grantee (a “Completion Notice”). Grantee shall, within fifteen (15) days of receipt of the Completion Notice, either accept or reject the Completion Notice (Grantee shall be permitted to reject only if Grantee specifies a material failure of the Grantee Fibers to satisfy the requirements of this Agreement) by delivery of written notice to Grantor. In the event Grantee rejects the Completion Notice, Grantor shall promptly, and at no cost of Grantee, commence to remedy the defect or failure specified in Grantee’s notice. Thereafter Grantor shall again give Grantee a Completion Notice with respect to such Segment. The foregoing procedure shall apply again and successively thereafter until Grantor has remedied all defects or failures specified by Grantee. Any failure by Grantee to timely reject a Completion Notice shall be deemed to constitute acceptance for purposes of this Agreement and Grantee shall be deemed to have delivered a notice of acceptance on the fifteenth day after delivery of the Completion Notice.

ARTICLE 10.

ACCESS

10.01    Grantor shall provide Grantee with access to, and Grantee shall have the right to interconnect its communications system with, the Grantee Fibers at the Grantor Termination Points and, subject to applicable laws and regulations and the terms of the Required Rights, at other technically feasible access points along the Grantor System (the “Access Points”). The specific location of such Access Points shall be determined by Grantor during the design, engineering and permitting phases of construction. In the event that Grantee desires to have an Access Point at any particular location along the System Route, Grantee shall notify Grantor in writing and Grantor will evaluate the request and make commercially reasonable efforts to accommodate Grantee’s request (subject to Grantee’s reimbursement of all Costs incurred in connection therewith). None of the Access Points shall be in any portion of the Grantor System which transits Canada unless such access can be accomplished in a fashion which, in Grantor’s judgment, will not cause either Grantee or Grantor to be in violation of applicable laws or regulations.

10.02    Grantor shall determine the exact locations of its Regeneration Facilities and Opamp Facilities and, subject only to reasonable security procedures and such access restrictions and limitations as may be set forth in any applicable Required Rights, Grantee shall have access to the Regeneration Facilities and Opamp Facilities twenty-four (24) hours per day, seven (7) days per week.

10.03    Grantor may route the Grantee Fibers through Grantor’s space in any Grantor Node Facilities, Regeneration Facilities or Opamp Facilities, in Grantor’s sole discretion; provided such routing shall not materially adversely affect Grantee’s use of or access to the Grantee Fibers or Associated Property hereunder and Grantor shall be responsible for all reasonable costs and expenses associated therewith.

10.04    Grantor shall have the right to control all activities concerning the Grantor System, including installation of any Grantee Fibers, the splicing of the Grantee Fibers at all of the Access Points, Grantor Termination Points, Grantor Node Facilities, Regeneration Facilities and Opamp Facilities and Grantee shall reimburse Grantor for all reasonable Costs incurred by Grantor in connection therewith. Grantor shall cooperate with Grantee in connection with any requests by Grantee for the performance of such work.

10.05    Grantee may request that Grantor construct and install additional commercial building entrances to buildings which are (i) located no more than one hundred (100) feet from the Grantor System, (ii) not separated from the Grantor System by any water crossing, bridge crossing or other substantial physical impediment, and (iii) on the list of buildings into which Grantor intends to construct facilities. Upon receipt of such request, Grantor and Grantee shall negotiate respecting the additional IRU Contribution that would be due and payable for the extension of the Grantor System into a Grantor Termination Point within such building. The additional IRU Contribution for such building connection shall be no greater than [***] percent [***%] of all Costs incurred by Grantor in connection with the completion of such additional commercial building entrances. Grantor shall, upon request of Grantee prior to commencement of such work, provide Grantee with a good faith estimate of the Costs to be incurred in connection with the performance thereof.

10.06    Grantee may request that Grantor construct and install, for and on behalf of Grantee, facilities to connect Grantee’s points of presence with the points of presence of [***] in no more than [***] cities within which a Grantor Node Facility is located. In the event that Grantor is not then planning to construct facilities to such points of presence, then (a) Grantee shall be responsible [***] such construction, (b) Grantee shall reimburse Grantor [***] in connection with such construction or installation; and (c) Grantee shall be entitled to an exclusive IRU in a [***] within such portion of the network. In the event that Grantor is planning to construct facilities to such points of presence, then Grantee shall only be responsible for payment of [***] incurred in connection with such construction or installation. Prior to any decision to proceed, Grantor shall provide Grantee with a good faith estimate of Costs which are likely to be incurred in connection with such construction.

ARTICLE 11.

OPERATIONS

11.01    Grantee shall have full and complete control and responsibility for determining any network and service configuration or designs, routing configurations, re-grooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of the Grantee Fibers; provided, such control and responsibility by Grantee shall not adversely affect the use by any other Person of the Grantor System and/or any electric or optronic equipment used by such Person in connection therewith.

11.02    Grantee acknowledges and agrees that except for the items included as a part of the Regeneration Facilities and Opamp Facilities as described on Exhibit “C”, Grantor is not supplying nor is Grantor obligated to supply to Grantee any optronics or electronics or optical or electrical equipment or related facilities, all of which are the sole responsibility of Grantee, nor is Grantor responsible for performing any work other than as specified in this Agreement.

11.03    Upon not less than one hundred twenty (120) days written notice from Grantor to Grantee, Grantor may at its option, subject to Grantee’s prior written approval (which approval shall not be unreasonably delayed or withheld) substitute for the Grantee Fibers within any Segment or Segments, or any portions thereof, an equal number of alternative fibers within such Segment or portion thereof, provided that in such event, such substitution (i) shall be effected at the sole cost of Grantor, including, without limitation, all disconnect and reconnect costs, fees and expenses; (ii) shall be constructed in accordance with the specifications and procedures set forth in Exhibits “C” and “F”, incorporate fiber and conduit meeting the specifications set forth in Exhibit “G”, and be tested in accordance with the Acceptance Testing; (iii) shall not change any Grantor Termination Points or other Access Points; and (iv) Grantor shall use all reasonable good faith efforts to minimize any interruption in the operation of the Grantee Fibers.

ARTICLE 12.

MAINTENANCE AND REPAIR OF THE GRANTOR SYSTEM

From and after the Acceptance Date with respect to each Segment, the maintenance of the Grantor System within such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit “I” attached hereto. The costs of all Scheduled Maintenance (as defined in Exhibit “I”) of the Grantee Fibers shall be provided by Grantor as a part of the Monthly Charge; however, Grantee shall reimburse Grantor for its proportionate share of the Costs of any Unscheduled Maintenance (as defined in Exhibit “I”) (but only if the total Costs exceed [***] for any one incident) and repair and/or restoration of the Grantee Fibers allocated to Grantee pro rata based on the number of Grantee Fibers and the total fiber count in the affected portion of the Grantor System.

ARTICLE 13.

RECURRING CHARGES

13.01    Grantor shall be responsible for the payment of: (i) the Required Right Payments, (ii) the costs of Scheduled Maintenance of the Grantor System (as defined in Exhibit “I”), and (iii) real estate taxes, if any, insurance premiums, utility costs and charges, and rents or other payments associated with the Regeneration Facilities and Opamp Facilities.

13.02    In consideration of Grantor’s responsibilities under Section 13.01, subject to the adjustments described in Section 13.03, Grantee shall pay to Grantor each year ([***] as set forth in Section 13.04), with respect to each Segment of the intercity (long-haul) Grantor System, commencing with the Acceptance Date of such Segment and continuing until the expiration of the Term of the IRU with respect to such Segment shall have occurred, the product obtained when: (a) [***] (b) [***]. In addition, Grantee shall pay to Grantor each year ([***] as set forth in Section 13.04), with respect to each metropolitan ring (intra-city) Grantor System, commencing with the Acceptance Date of such metropolitan ring and continuing until the expiration of the Term of the IRU with respect thereto shall have occurred, the product obtained when: (a) [***] (b) [***]. The foregoing charges are herein called the “Monthly Charge.”

13.03    [***]

13.04    The Monthly Charge shall be paid each year by Grantee in [***] due and payable on the [***]. In the event the Acceptance Date or expiration of the Term of a Segment occurs other than on the [***] shall be prorated.

ARTICLE 14.

IMPOSITIONS

14.01    Grantor and Grantee acknowledge and agree that it is their mutual objective and intent to (i) [***] and (ii) share such Impositions according to their respective interests in the Grantor System and the Grantee Fibers, and that they will cooperate with each other and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Article 14.

14.02    Grantor shall be responsible for and shall timely pay any and all Impositions with respect to the construction or operation of the Grantor System which Impositions are imposed or assessed prior to the Acceptance Date of a Segment. Notwithstanding the foregoing obligations, Grantor shall have the right to challenge any such Impositions so long as the challenge of such Impositions does not materially adversely affect the rights to be delivered to Grantee pursuant hereto.

14.03    Following the Acceptance Date for each Grantor System and except with respect to Impositions constituting ad valorem property taxes levied against the Grantee Fibers (which are addressed in Section 14.04 below), Grantor shall timely pay any and all Impositions imposed upon or with respect to each Grantor System to the extent such Impositions have not been or may not feasibly be separately assessed or imposed upon or against the respective interests of Grantor and Grantee in such Grantor System. Upon receipt of a notice of any such Imposition, Grantor shall promptly notify Grantee of such Imposition and Grantee shall pay or reimburse Grantor for its proportionate share of such Imposition, which share shall be determined (i) to the extent possible, based upon the manner and methodology used by the particular Governmental Authority imposing such Imposition (e.g., on the cost of the relative property interests, historic or projected revenue derived therefrom, or any combination thereof); or (ii) if the same cannot be so determined, then based upon Grantee’s proportionate share of the total fiber count in the affected portion of the Grantor System.

14.04    Following the Acceptance Date for each Grantor System and except to the extent prohibited by applicable laws or regulations, Grantee shall separately file all required returns, renditions or other forms and pay any and all ad valorem property taxes imposed on or assessed against the Grantee Fibers. In the event that applicable laws or regulations require Grantor to file returns for and pay any and all ad valorem property taxes imposed on or assessed against the Grantee Fibers, Grantor shall do so and Grantor shall be entitled to reimbursement from Grantee (under Section 14.03) for the ad valorem property tax payments made respecting the Grantee Fibers.

14.05    Notwithstanding any provision herein to the contrary, Grantor shall have the right to contest any Imposition described in Section 14.03 above, (including by nonpayment of such Imposition provided such nonpayment does not materially adversely affect the rights to be delivered to Grantee pursuant hereto). The reasonable out-of-pocket costs and expenses (including reasonable attorney fees) incurred by Grantor in any such contest shall be shared by Grantor and Grantee in the same proportion as to which the parties would have shared in such Impositions (as well as any other Impositions on other systems owned by Grantor), as they were originally assessed. Any refunds or credits resulting from a contest brought pursuant to this Section 14.05 shall be divided between Grantor and Grantee in the same proportion as to which such refunded or credited Impositions were borne by Grantor and Grantee.

14.06    Grantor and Grantee agree to cooperate fully in the preparation of any returns or reports that must be filed jointly relating to the Impositions. Grantor and Grantee further acknowledge and agree that the provisions of this Article 14 are intended to allocate the Impositions expected to be assessed against or imposed upon the parties with respect to the Grantor System based upon the procedures and methods of computation by which Impositions generally have been assessed and imposed to date, and that material changes in the procedures and methods of computation by which such assessments are assessed and imposed could significantly alter the fundamental economic assumptions underlying the transactions hereunder to the parties. Accordingly, Grantor and Grantee agree that, if in the future the procedures or methods of computation by which Impositions are assessed or imposed against the parties change materially from the procedures or methods of computation by which they are imposed as of the date hereof, the parties will negotiate in good faith an amendment to the provisions of this Article 14 in order to preserve, to the extent reasonably possible, the economic intent and effect of this Article 14 as of the date hereof.

ARTICLE 15.

USE OF GRANTOR SYSTEM

15.01    Grantee represents and warrants that it will use the Grantee Fibers and the IRU hereunder in compliance with all applicable government codes, ordinances, laws, rules and regulations.

15.02    Subject to the provisions of this Agreement, Grantee may use the Grantee Fibers and the IRU for any lawful purpose. Grantee acknowledges and agrees that it has no right to use any fibers, other than the Grantee Fibers, included or incorporated in the Grantor System, and that Grantee shall keep any and all of the Grantor System, free from any liens, rights or claims of any third party attributable to Grantee.

15.03    Notwithstanding anything to the contrary contained in this Agreement, Grantee covenants and agrees that Grantee shall not, that Grantee shall have no right to, and that Grantor may enjoin Grantee from any attempt to, assign, sell, lease, sublease, transfer, grant an indefeasible right of use or other similar right or interest in the IRU or the Grantee Fibers to anyone as Dark Fiber for a period of four (4) years after the Acceptance Date for the final Segment of the Grantee Fibers. For purposes hereof, “Dark Fiber” shall mean fiber provided without electronic and/or optronic equipment and which is not “lit” or activated. No such assignment, sale, lease, sublease, transfer or grant shall relieve Grantee of its obligations under this Agreement.

15.04    Grantee shall not use the Grantee Fibers in a way which physically interferes in any way with or otherwise adversely affects the use of the fibers, cable or conduit of any other Person using the Grantor System.

15.05    Grantee and Grantor shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event of which it is aware that could give rise to any damage or impending damage to or loss of the Grantor System.

15.06    Grantee and Grantor agree to cooperate with and support each other in complying with any requirements applicable to their respective rights and obligations hereunder by any Governmental Authority.

ARTICLE 16.

INDEMNIFICATION

16.01    Subject to the provisions of Article 17, Grantor hereby agrees to indemnify, defend, protect and hold harmless Grantee and its employees, officers and directors, from and against, and assumes liability for: (i) any injury, loss or damage to any Person, tangible property or facilities of any Person (including reasonable attorney fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Grantor, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the performance by Grantor of its obligations under this Agreement; and (ii) any claims, liabilities or damages arising out of any violation by Grantor of any regulation, rule, statute or court order of any Governmental Authority in connection with the performance by Grantor of its obligations under this Agreement.

16.02    Subject to the provisions of Article 17, Grantee hereby agrees to indemnify, defend, protect and hold harmless Grantor, and its employees, officers and directors, from and against, and assumes liability for: (i) any injury, loss or damage to any Person, tangible property or facilities of any Person (including reasonable attorney fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Grantee, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the exercise by Grantee of its rights under this Agreement; and (ii) any claims, liabilities or damages arising out of any violation by Grantee of any regulation, rule, statute or court order of any Governmental Authority in connection with the exercise by Grantee of its rights under this Agreement.

16.03    Grantor and Grantee agree to promptly provide each other with notice of any claim which may result in an indemnification obligation hereunder. The indemnifying party may defend such claim with counsel of its own choosing provided that no settlement or compromise of any such claim shall occur without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

16.04    Grantor and Grantee each expressly recognize and agree that its obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of its other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring legal proceedings against the other party for its damages as a result of the other party’s said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

16.05    Notwithstanding the foregoing provisions of this Article 16, to the extent Grantor is required under the terms and provisions of any Required Right to indemnify the grantor or provider thereof from and against any and all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Grantor System, regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction of such grantor or provider and its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right, Grantee hereby releases such grantor or provider from, and hereby waives, all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Grantor System regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction, of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right; provided however that this release shall not apply to bar any claim by Grantee against Grantor for indemnification under Section 16.01 hereof.

ARTICLE 17.

LIMITATION OF LIABILITY

Notwithstanding any provision of this Agreement to the contrary, neither party shall be liable to the other party for any special, incidental, indirect, punitive or consequential damages, whether foreseeable or not, arising out of, or in connection with such party’s failure to perform its respective obligations hereunder, including, but not limited to, loss of profits or revenue (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), or claims of customers, whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other party or any other cause whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims for which damages are hereby specifically waived. Except as set forth in Section 16.05, nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including claims for indirect, special or consequential damages, based on any acts or omissions of such third party.

ARTICLE 18.

INSURANCE

18.01    During the term of this Agreement, each party shall obtain and maintain the following insurance: (i) Commercial General Liability including coverage for (a) premises/operations, (b) independent contractors, (c) products/completed operations, (d) personal and advertising injury, (e) contractual liability, and (f) explosion, collapse and underground hazards, with combined single limit of not less than $[***] each occurrence or its equivalent; (ii) Worker’s Compensation in amounts required by applicable law and Employer’s Liability with a limit of at least $[***] each accident; (iii) Automobile Liability including coverage for owned/leased, non-owned or hired automobiles with combined single limit of not less than $[***] each accident; and (iv) any other insurance coverages required under or pursuant to the Required Rights.

18.02    During the term of this Agreement: (i) Grantee shall obtain and maintain “all risk” property insurance in an amount equal to the replacement cost of all electronic, optronic and other equipment utilized by Grantee in connection with the Grantee Fibers, and (ii) Grantor shall obtain and maintain “all risk” property insurance in an amount equal to the replacement cost of the Regeneration Facilities and Opamp Facilities.

18.03    Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article if it maintains an approved self-insurance program providing for a retention of up to $[***]. If either party provides any of the foregoing coverages on a claims made basis, such policy or policies shall be for at least a three (3) year extended reporting or discovery period.

18.04    Unless otherwise agreed, all insurance policies shall be obtained and maintained with companies rated A or better by Best’s Key Rating Guide and each party shall, upon request, provide the other party with an insurance certificate confirming compliance with the requirements of this Article 18.

18.05    Grantee and Grantor shall each obtain from the insurance companies providing the coverages required by this Agreement, the permission of such insurers to allow such party to waive all rights of subrogation and such party does hereby waive all rights of said insurance companies to subrogation against the other party, its affiliates, subsidiaries, assignees, officers, directors and employees. To the extent of each party’s respective indemnification obligation, each party shall name the other party as an additional insured on their respective Commercial General Liability and Automobile Liability policies.

18.06    In the event either party fails to maintain the required insurance coverages and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage.

18.07    Until the Effective Date for a Segment, Grantor shall bear all risk of loss of and damage or destruction to the Grantor System within such Segment. Commencing as of the Effective Date, any loss, damage or destruction of or to the Grantor System not otherwise required to be insured hereunder shall be treated for all purposes as Unscheduled Maintenance (as defined in Exhibit “I”).

ARTICLE 19.

FORCE MAJEURE

Except as may be otherwise specifically provided in this Agreement, neither party shall be in default under this Agreement if and to the extent that any failure or delay in such party’s performance of one or more of its obligations hereunder is caused by any of the following conditions, and such party’s performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber or cable shortages not resulting from a party’s failure to place timely orders therefor; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; failure of a third party to recognize a Required Right; any other cause beyond the reasonable control of such party and, in the case of Grantor, a Grantee Delay Event (each a “Force Majeure Event”). The party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event.

ARTICLE 20.

DEFAULT

20.01    If (i) Grantee makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief;

(ii) an involuntary petition in bankruptcy, other insolvency protection against Grantee as filed and not dismissed with 120 days; or (iii) Grantee fails to observe and perform the terms and provisions of this Agreement and such failure continues for a period of thirty (30) days after written notice from Grantor (or to such failure as not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantor may (A) terminate this Agreement and the Term with respect to the affected Segments, in which event Grantor shall have no further duties or obligations hereunder with respect to the terminated Segments, and (B) subject to Article 17, pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, specific performance and/or injunctive relief.

20.02    If (i) Grantor makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Grantor as filed and not dismissed with 120 days; (iii) Grantor fails to observe and perform the terms and provisions of this Agreement and such failure continues for a period of thirty (30) days after written notice from Grantee (or to such failure as not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantee may, subject to Section 20.03 below, (A) terminate this Agreement and the Term with respect to any affected Segments, in which event Grantee shall have no further duties or obligations hereunder with respect to the terminated Segments, and (B) subject to Article 17, pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, specific performance and/or injunctive relief.

20.03    Notwithstanding anything contained in this Agreement to the contrary, Grantee’s sole and exclusive remedy with respect to each Segment for any failure of Grantor to deliver the Grantee Fibers within such Segment within six (6) months after the Completion Date (other than as caused by Force Majeure Events) for such Segment and otherwise in accordance with this Agreement shall be to terminate this Agreement with respect to such Segment by delivery of written notice to Grantor (which notice must be delivered prior to the date on which such Segment is completed by Grantor), in which event Grantor shall refund all portions of the IRU Contribution previously paid by Grantee to Grantor with respect to such Segment, together with interest thereon at the Prime Rate plus two percent (2%) plus liquidated damages equal to a prorated amount of one year of the total IRU Contribution for such Segment (i.e., one-twentieth of the total IRU Contribution for the undelivered Segment). In the event Grantor shall have failed to deliver the Grantee Fibers in any Segment, within eighteen (18) months after the Completion Date and otherwise in accordance with this Agreement, then either party may terminate this Agreement with respect to such Segment and Grantor shall, upon such termination, refund all portions of the IRU Contribution previously paid by Grantee to Grantor with respect to such Segment, together with interest thereon at the Prime Rate plus two percent (2%), plus liquidated damages equal to a prorated amount of one year of the total IRU

Contribution for such Segment (i.e., one-twentieth of the total IRU Contribution for the undelivered Segment).

ARTICLE 21.

ASSIGNMENT

21.01    Neither party shall assign, encumber or otherwise transfer this Agreement to any other Person without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, each party shall have the right, without the other party’s consent, but with prior written notice to the other party, to assign or otherwise transfer this Agreement (i) as collateral to any institutional lender of such party subject to the prior rights and obligations of the parties hereunder; and (ii) to any Affiliate of such party, or to any entity into which such party may be merged or consolidated or which purchases all or substantially all of the assets of such party; provided that such party shall not be released from its obligations hereunder. Any assignee or transferee shall continue to be subject to all of the provisions of this Agreement, (except that any lender referred to in clause (i) above shall not incur any obligations under this Agreement nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement). Grantor may partially assign that portion of this Agreement which relates to the Grantor System located in Canada to an Affiliate operating in Canada without prior written notice to, or consent of, Grantee.

21.02    Any and all increased Required Right Payments and any other additional fees, charges, costs or expenses which result under the Required Rights or otherwise as a result of any permitted assignment or transfer of this Agreement by a party shall be paid by such party.

21.03    This Agreement and each of the parties’ respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

21.04    Nothing contained in this Article 21 shall be deemed or construed to prohibit Grantor from selling, transferring, leasing, licensing, granting indefeasible rights of use or entering into similar agreements or arrangements with other Persons respecting any fibers and conduit constituting a part of the Grantor System.

ARTICLE 22.

REPRESENTATIONS AND WARRANTIES

22.01    Each party represents and warrants that: (i) it has the full right and authority to enter into, execute and deliver this Agreement; (ii) it has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement; (iii) this Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, creditors’ rights and general equitable principles; and (iv) its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

22.02    Grantor represents and warrants that the Segments of the Grantor System that it will construct pursuant hereto will be designed, engineered, installed, and constructed in accordance with the terms and provisions of this Agreement, any and all applicable building, construction and safety codes, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations; provided Grantee’s sole rights and remedies with respect to any breach of such representation shall be (i) to inspect the construction, installation and splicing of the Grantee Fibers incorporated in each Segment and to participate in the Acceptance Testing, during the course and at the time of the relevant construction, installation and testing periods for each Segment, as provided herein; (ii) if, during the course of such construction, installation and testing any deviation from the specifications set forth in Exhibits “C”, “F”, “G” or “H” is discovered which Grantee reasonably determines is likely to materially adversely affect the operation or performance of the Grantee Fibers, the construction or installation of the affected portion of the Segment shall be repaired to such specification by Grantor at Grantor’s sole cost and expense; and (iii) if, at any time prior to the date that is twelve (12) months after the Acceptance Date, Grantee shall notify Grantor in writing of its discovery of a deviation from the specifications set forth in Exhibits “C”, “F”, “G” or “H” which Grantee reasonably determines is likely to materially adversely affect the operation or performance of the Grantee Fibers, with respect to any Segment (which notice shall be given within thirty (30) days of such discovery) the construction or installation of the affected portion of such Segment shall be repaired to such specification by Grantor at Grantor’s sole cost and expense.

22.03    EXCEPT AS SET FORTH IN THE FOREGOING SECTIONS 22.01 AND 22.02, GRANTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE GRANTEE FIBERS OR THE GRANTOR SYSTEM, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

22.04    Grantee acknowledges and agrees that Grantee’s sole rights and remedies with respect to any defect in or failure of the Grantee Fibers to perform in accordance with the applicable vendor’s or manufacturer’s specifications with respect to the Grantee Fibers shall be limited to the particular vendor’s or manufacturer’s warranty and such warranties, if any, with respect to the

Grantee Fibers shall be assigned to Grantee upon its request. In the event any maintenance or repairs to the Grantor System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, unless Grantee shall elect to pursue such remedies itself, Grantor shall pursue all remedies against such manufacturers, contractors or vendors on behalf of Grantee, and Grantor shall reimburse Grantee’s costs for any maintenance Grantee has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor pays such costs.

ARTICLE 23.

CONFIDENTIALITY

23.01    Grantor and Grantee hereby agree that if either party provides confidential or proprietary information to the other party (“Proprietary Information”), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party. The parties acknowledge and agree that all information disclosed by either party to the other in connection with or pursuant to this Agreement shall be deemed to be Proprietary Information, provided that written information is clearly marked in a conspicuous place as being confidential or proprietary and verbal information is indicated as being confidential or proprietary when given and promptly confirmed in writing as such thereafter. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party’s need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

23.02    The foregoing provisions of Section 23.01 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the disclosing party; (ii) is required to be disclosed by a governmental or judicial law, order, rule or regulation (provided that the disclosing party is, to the extent possible, given sufficient notice as to be able to seek a protective order or otherwise limit the Proprietary Information disclosed); (iii) is independently developed by the receiving party; or (iv) becomes available to the receiving party without restriction from a third party who is not under a similar obligation of confidentiality.

23.03    Notwithstanding Sections 23.01 and 23.02 either party may disclose Proprietary Information to its employees, agents, and legal and financial advisors and providers to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or in obtaining financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

23.04    Neither party shall issue any public announcement or press release relating to the execution of this Agreement without the prior approval of the other party, which approval shall not be unreasonably withheld.

23.05    In this event either party shall be required to disclose all or any part of this Agreement in, or attach all or any part of this Agreement to, any regulatory filing or statement, each party agrees to discuss and work cooperatively, in good faith, with the other party, to protect, to the extent possible, those items or matters which the other party deems confidential and which may, in accordance with applicable laws, be deleted therefrom. The party so disclosing shall notify the other party, as soon as possible after such party learns of the need for disclosure, of the nature of the disclosure and any steps that are reasonably available to protect the confidentiality of this Agreement, and shall thereafter take all reasonable and necessary steps to protect the confidentiality of this Agreement.

23.06    The provisions of this Article 23 shall survive expiration or termination of this Agreement.

ARTICLE 24.

DISPUTE RESOLUTION

If the parties are unable to resolve any dispute arising under or relating to this Agreement, the parties shall resolve such disagreement or dispute as follows:

(i)    Either party may refer the matter to a management-level representative of the parties by written notice to the other party (the “Dispute Notice”). Within fifteen (15) days after delivery of the Dispute Notice such representatives of both parties shall meet at a mutually acceptable time and place to exchange all relevant information in an attempt to resolve the dispute.

(ii)    If the matter has not been resolved within thirty (30) days after delivery of the Dispute Notice, or if such officers fail to meet within fifteen (15) days after delivery of such Dispute Notice, either party may initiate mediation in accordance with the procedures set forth in (iii) below. All negotiations conducted by such officers shall be confidential and shall be treated as compromise and settlement negotiations for purposes of federal and state rules of evidence.

(iii)    If such representatives are unable to resolve the dispute or have failed to meet, the parties may initiate legal proceedings to resolve their dispute.

ARTICLE 25.

NOTICE

All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, sent by prepaid overnight air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

IF TO GRANTOR (prior to July 1, 1999):

Level 3 Communications, LLC 1450 Infinite Drive Louisville, CO 80027 Attn: VP, Network Planning and Development

with copies to:

Level 3 Communications, LLC 1450 Infinite Drive Louisville, CO 80027 Attn: VP, Network Operation

Level 3 Communications, LLC 1450 Infinite Drive Louisville, CO 80027 Attn: General Counsel

IF TO GRANTOR (after July 1, 1999):

Level 3 Communications, LLC 1025 Eldorado Blvd. Broomfield, CO 80021 Attn: VP, Network Planning and Development

with copies to:

Level 3 Communications, LLC 1025 Eldorado Blvd. Broomfield, CO 80021 Attn: VP, Network Operation

Level 3 Communications, LLC 1025 Eldorado Blvd. Broomfield, CO 80021 Attn: General Counsel

IF TO GRANTEE:	Cable & Wireless USA, Inc. 8219 Leesburg Pike Vienna, VA 22182 Attn: Director, Transmission Systems Planning

with a copy to:	Cable & Wireless USA, Inc. 8219 Leesburg Pike Vienna, VA 22182 Attn: General Counsel

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the business day after dispatch if sent by overnight air courier, or on the third business day after posting if sent by mail.

ARTICLE 26.

ENTIRE AGREEMENT; AMENDMENT

This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

ARTICLE 27.

RELATIONSHIP OF THE PARTIES

The relationship between Grantee and Grantor shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including but not limited to federal income tax purposes.

ARTICLE 28.

COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Grantor and Grantee have executed this Agreement as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company

By	/s/ Kevin O’Hara
Kevin O’Hara, Chief Operating Officer

CABLE & WIRELESS USA, INC.

By	/s/ Dennis D. Matteucci
Dennis D. Matteucci, Chief Executive Officer

EXHIBIT “A”

Map of Grantor System

[***]

EXHIBIT “B”

[***]

[***]

EXHIBIT “C”

Regeneration Facilities and Opamp Facilities Specifications

The intent of this Exhibit is to delineate the general specifications for the Regeneration Facilities and Opamp Facilities forming a part of the Grantor System. Deviations from these specifications may occur in those instances where either (i) strict compliance is impractical due to physical (including environmental) conditions, right-of-way issues or code restrictions, or (ii) Grantor has acquired a portion of the Grantor System from a third party pursuant to Section 2.05 of the Agreement.

Grantor will use its commercially reasonable best efforts to comply to Bellcore NEBS (TR-NWT 000063) Generic Requirements.

Grantor will install modular, prefabricated structures approximately [***] kilometers apart, along the System Route, to house DC power plants and the telecom infrastructure for the installation and operation of regeneration electronic and optronic equipment for the Grantor System.

Grantee space will be separated by a wire mesh partition or Grantee’s space may be located in a secured cabinet. Access to the Grantee space will be via a joint or separate entrance into the facilities from the outside, which will be secured 24 hours per day. The total facility, in most cases, will be 12 feet in depth by approximately 36 feet in length.

The facilities will be equipped at a minimum with 200 amp 120/208 volt electrical services, which will be used by Grantor, Grantee and other users of the Grantor System.

The entire site, including the structure, will be secured within a chain link fenced area where permitted. The structures will be placed on a structural concrete slab with gravel surrounding the outer perimeter.

The following are the general specifications of the facilities and support equipment.

•	Standard production, pre-manufactured, concrete reinforced buildings with rebar. All door frames are to be cast into the concrete panels for added security and to prevent water leakage around the frame.

•	Facilities will be equipped with either [***].

•	The facility sites will be equipped with [***].

•	Fire extinguishers will be provided within the facilities.

•	The facilities will have grounding system termination bars terminated to either the main electrical system ground and/or to a perimeter system ring (#2.0 bare copper) connected

1

(preferably cadweld) to driven ground rods (preferably 12 feet in length). In any event, the NEC 250 code shall be met.

•	The facilities will be equipped with A/C duplex isolated outlets for test equipment and miscellaneous use and will be backed-up by the generator during power interruptions and outages. Such outlets will be placed every 6 feet around the perimeter walls.

•	The facilities will have sufficient lighting on the interiors as well as the exteriors.

•	Grantor will be responsible for installation of the overhead single tier 12” cable ladder rack and fiber guide systems in the Grantee space. Grantor will be responsible for the installation of Grantee’s equipment relay racks in Grantee’s space. The ladder rack will be used for DC power distribution signal cable distribution.

•	Grantee will provide its own independent DC power plant within Grantee’s space for Grantee’s sole use, the exact size to be determined by Grantee subject to Grantor’s approval, which approval shall not be unreasonably withheld. Grantor shall have the right to approve the power plant make and model to ensure a clean connection to the Grantor’s electrical system. Grantee’s power plant may not induce [***]. Grantee may elect to use the same power system as Grantor, and also request that Grantor install Grantee’s power system (for such additional payments as may be agreed between the parties). [***].

•	The fiber cable through the facility will enter and exit within the Grantor space. Fiber will be brought over to the Grantee space via a fiber guide using a tie cable.

•	All entry and exits and environmental systems, including smoke detection, will be monitored remotely on a 24 hour basis.

Grantee will monitor its own power plant and regeneration equipment. Grantee may elect to have Grantor monitor and report all alarms to Grantee.

Grantee Space Requirements:

Grantee shall have the right to use space for the placement of electronic and optronic equipment necessary to operate the Grantee Fibers in the Regeneration Facilities and Opamp Facilities. The precise number and configuration of the Regeneration Facilities and Opamp Facilities shall be mutually determined by the parties no later than thirty (30) days following execution hereof. Grantee shall be permitted to use and occupy approximately [***] square feet in each Regeneration Facility and approximately [***] square feet in each Opamp Facility. Grantor has provided Grantee with its standard build-out specifications for such facilities; in the event that Grantee desires that any facility be completed in a fashion that materially differs from such standard specifications, then the parties shall agree on an equitable adjustment to the IRU Contribution set forth below. The IRU Contribution for each such facility shall be $[***] per square foot, which IRU Contribution shall be due and payable at the same times and in accordance with the same procedures as set forth in Exhibit “E” to the Agreement.

2

Grantee Power Requirements and Charges

Grantee shall be charged, on a monthly basis, the following amounts for delivery of power to each Opamp Facility and Regeneration Facility:

$[***] per month per Amp for AC 110 power, [***]

$[***] per month per Amp DC, [***].

3

EXHIBIT “D”

[***]

Segment

[***] [Two pages omitted.]

EXHIBIT “E”

IRU Contribution

The IRU Contribution for the use of the Grantee Fibers shall be equal to the sum of $[***], which IRU Contribution shall be allocated among the Segments as follows:

[***] [Two pages omitted.]

1

Additional IRU Contributions shall be due and payable with respect to the use of Regeneration Facilities and Opamp Facilities as set forth in Exhibit C.

The allocated IRU Contribution for each Segment and the IRU Contribution for the Grantor Node Facilities and Opamp Facilities shall be payable by Grantee as follows:

•	[***]

•	[***]

3

EXHIBIT “F”

Construction Specifications

1. The intent of this Exhibit is to delineate the general specifications and standards for construction of the Grantor System. In the event any federal, state, local or private agency having jurisdiction shall impose higher standards, Grantor will comply and conform with such higher standards. Grantor may deviate from the specifications and standards described below in those instances where either (i) strict compliance is impractical due to physical (including environmental) conditions, right-of-way issues or code restrictions, or (ii) it has acquired a portion of the ROW from a third party.

2. Material

•	Steel casings shall be minimum 35,000 PSI.

•	Any exposed steel conduit, brackets or hardware (i.e., bridge attachments) shall be galvanized.

•	Hand holes shall have a minimum 20,000 pound loading rating with 6 to 12 inches of cover.

•	Manholes shall have a minimum H-20 loading rating.

•	Fiber optic cable shall be single armored.

•	HDPE SDR 11 conduits shall be used for plowing and HDPE SDR 9 conduits shall be installed in rock areas.

3. Minimum Depths

•	Minimum cover required in the placement of conduit shall be 42 inches, except in the following instances:

•	The minimum cover in borrow ditches adjacent to roads, highways, railroads, and interstate shall be 48 inches below the clean-out line or existing grade, whichever is greater.

•	The minimum cover across streams, river washes and other waterways shall be 48 inches below the clean-out line or existing grade, whichever is greater.

•	At locations where conduit crosses other subsurface utilities or other structures, the conduit shall be installed to provide a minimum of 12 inches of vertical clearance; otherwise the conduit will be installed under the existing utility or other structure.

•	In rock, the conduit shall be placed to provide a minimum of 8 inches below the surface of the solid rock with a steel or concrete cap, or 18 inches below the surface of the rock or provide a minimum of 42 inches of total cover, whichever requires the least rock excavation. HDPE conduit will be back-filled with 2 inches of select materials (bedding) and 4 inches of select cover in rock areas.

•	In the case of the use/conversion of existing steel pipelines or salvaged conduit systems, the existing depths shall be considered adequate.

4. Buried Cable Warning Tape

All conduit will be installed with buried cable warning tape except where existing

1

steel pipelines or salvaged conduit systems are used. The warning tape shall generally be placed at a depth of 12 inches below grade and directly above the conduit.

5. Conduit Construction

•	Conduits may be placed by means of trenching, plowing, jack and bore, or directional bore. Conduit will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

•	Steel conduit will be joined with threaded collars, Zap-Lok or welding.

•	Railroad crossings will be encased in steel conduit where required.

•	All underground crossings of major streams, rivers, bays and navigable waterways will be placed in either HDPE or steel conduit at a minimum depth of 20 feet below the bottom of the waterway.

•	All conduits placed on DOT bridges will be bullet-proof fiberglass where allowed by the authority and all other bridges galvanized steel conduit shall be installed.

•	All conduits placed on bridges shall have expansion joint placed at each structural (bridge) expansion joint or at least every 100 feet, whichever is the shorter distance.

6. Innerduct Installation

•	HDPE innerducts, where utilized, shall be 1-1/4 inches.

•	HDPE innerduct(s), where utilized, shall be encased by a HDPE or steel conduit

•	HDPE innerduct(s) shall extend beyond the end of all conduits a minimum of 18 inches.

7. Cable Installation

•	The fiber optic cable shall be installed using a powered pulling winch and hydraulic powered assist pulling wheels. The maximum pulling force to be applied to the fiber optic cable shall be 600 pounds.

•	Bends of small radii (less then 20 times the outside diameter of the cable) and twists that may damage the cable shall be avoided during cable placement.

•	The cable shall be lubricated and placed in accordance with the cable manufacturer specifications.

•	A pulling swivel break-away rated at 600 pounds shall be used at all times.

•	All splices will be contained in a hand hole or manhole.

•	A minimum of 13 feet of slack cable will be left in all intermediate hand holes or manholes.

•	A minimum of 50 feet of slack cable from each cable end will be left in all splice locations.

•	A minimum of 100 feet of slack cable will be left in all Regeneration and ILA Facilities.

2

8. Manholes and Hand holes

•	Hand holes and Manholes placed in traveled surface streets be HS-20 loading rated and shall have locking lids.

•	Hand holes shall be placed in all other areas and be installed with a minimum of 6 inches of soil covering the lid.

9. Cable Markers (Warning Signs)

Cable markers (with the same information as buried cable warning tape) shall be installed at all changes in cable running line directions, waterways, subsurface utilities, hand holes and at both sides of street, highway, bridge or railroad crossings. At no time shall any markers be spaced more than 1000 feet apart. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.

10. Compliance

All work will be done in strict accordance with federal, state, local and applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA. In addition, all work and the resulting fiber system will comply with the current requirements of all governing entities (FCC, NEC, DEC, and other national, state, and local codes).

11. As Built Drawings

•	As-built drawings will contain a minimum of the following:

•	Information showing the location of running line, relative to permanent land marks, including but not limited to, railroad mileposts, boundary crossings and utility crossings.

•	Manhole and hand hole locations

•	Conduit information (type, length, expansion joints, etc.)

•	Notation of all deviations from specifications (depth, etc.)

•	ROW detail (type, centerline distances, boundaries, waterways, road crossings, known utilities and obstacles)

•	Cable marker locations and stationing

•	Regeneration and Optical Amplifier Facility locations and floor plans

•	Drawings will be updated with actual field data during and after construction.

•	Metro area scale shall not exceed 1 inch = 200 feet

•	Rural area scale shall not exceed 1 inch = 500 feet

•	As-built will be provided within 90 days after the Acceptance Date, in both hard copy and electronic format. Updates to the as-built will be provided within 60 days of completion of change

3

EXHIBIT “G”

Fiber and Conduit Specifications

The intent of this Exhibit is to delineate the manufacturer specifications for the Grantee Fibers and the conduit housing the Cable. Deviations from these specifications may occur if Grantor acquires a portion of the Grantor System from a third party pursuant to Section 2.05 of the Agreement.

Fiber

•	[***]

•	[***]

Conduit

•	OSP Conduit SDR 11

•	1-1/4” (inside diameter)

•	High density polyethylene (HDPE) duct

•	Tensile yield 3200 psi

•	Flexural modulus 110,000 psi

•	Smoothwall inside & outer

•	Empty (no rope or tape)

•	Unlubricated

EXHIBIT “H”

Acceptance Testing Procedures and Standards

All splices will be performed with an industry accepted fusion splicing machine. Grantor will perform two stages of testing during the construction of a new fiber cable route. Initially, Optical Time Domain Reflectometer (“OTDR”) tests will be taken from one direction. As soon as fiber connectivity has been achieved to both Regeneration/Opamp Facilities, Grantor will verify and record the continuity of all fibers. Grantor will take and record power level readings on all fibers in both directions. Grantor will bi-directional OTDR test all fibers.

During the initial construction, it is only possible to measure the fiber from one direction. Because of this, splices will be qualified during initial construction with an OTDR from only one direction. The profile alignment system or light injection detection system on the fusion splicer may be used to qualify splices as long as a close correlation to OTDR date is established. The pigtails will also be qualified at this stage using an OTDR and a minimum 1 km launch reel. All measurements at this stage in construction will be taken at 1550 nm and/or at 1625 nm when and if OTDRs are available from test equipment vendors, and Grantor has initiated such testing as part of its standard testing procedures.

After Grantor has completed end-to-end connectivity on the fibers, bi-directional span testing will done. These measurements must be made after the splice manhole or handhole is closed in order to check for macro-bending problems. Continuity tests will be done to verify that no fibers have been “frogged” or crossed in any of the splice points. Once the pigtails have been spliced, loss measurements will be recorded using an industry-accepted laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded. Grantor will store OTDR traces on diskette and on data sheets. Laser Precision format will be used on all traces. Copies of all data sheets and tables, and one set of diskettes with all traces will be available to Grantee.

The power loss measurements shall be made at 1550 nm, and performed bi-directionally.

OTDR traces shall be taken in both directions at 1550 nm.

The splicing standards are as follows:

•	The loss value of the pigtail connector and its associated splice will not exceed 0.50 dB. This value does not include the insertion loss from its connection to the FDP. For values greater than this, the splice will be broken and respliced until an acceptable loss value is achieved. If, after three attempts is not able to produce a loss value less than 0.50 dB, the splice will be marked as Out-of-Spec (“OOS”) on the data sheet. Each splicing attempt shall be documented on the data sheet.

•	During installation, the objective for each splice is a loss of 0.15 dB or less. If, after three attempts, Grantor is not able to produce a loss value of less than 0.15 dB, then 0.25 dB will be acceptable. If, after two additional attempts, a value of less than 0.25 dB is not achievable, then the splice will be marked as OOS on the data sheet. Each splicing attempt shall be documented on the data sheet.

•	During end-to-end testing of a span (a span shall be FDP to FDP), the objective for each splice is a bi-directional average loss of 0.15 dB or less.

•	The typical budget for each fiber span shall be calculated using the following assumptions: average bi-directional loss of 0.10 dB or less for each splice, average bi-directional loss of

1

0.50 dB or less per pigtail connector (including loss at the bulkhead associated with fiber distribution panels) and its associated splice plus 0.22 dB / km @1550 nm or 0.25 dB / km @ 1625 nm for fiber attenuation. For example, if a given span is 100 km, has 10 splices and 2 pigtail terminations, each flow @ 1550 nm shall have total bi-directional loss of 21 dB or less ((10 splices x 0.10 dB) + (2 terminations x 0.50 dB) + (100 km x 0.22 dB / km) = 23 dB). Each individual splice may have a bi-directional loss of 0.15 dB or less, but the average bi-directional splice loss across the span must be 0.10 dB or less.

•	The entire fiber optic cable system shall be properly protected from foreign voltage and grounded with an industry-accepted system.

•	The fibers shall be terminated to the FDP with Ultra SC-PC connectors (typical return loss of 0.50 dB), unless another type of connector is specified. Pigtails shall be manufactured with standard single mode fiber or equivalent.

2

EXHIBIT “I”

Maintenance Requirements and Procedures

Maintenance

Scheduled Maintenance. Routine maintenance and repair of the Grantor System described in this section (“Scheduled Maintenance”) shall be performed by or under the direction of Grantor, at Grantor’s reasonable discretion. Scheduled Maintenance shall commence with respect to each Segment upon the Effective Date. Scheduled Maintenance shall only include the following activities:

•	patrol of Grantor System route on a regularly scheduled basis, which will not be less than monthly, unless hi-rail access is necessary, in which case, it will be quarterly;

•	maintenance of a “Call-Before-You-Dig” program and all required and related cable locates;

•	maintenance of sign posts along the Grantor System right-of-way with the number of the local “Call-Before-You-Dig” organization and the “800” number for Grantor’s “Call-Before-You-Dig” program; and

•	assignment of fiber maintenance technicians to locations along the route of the Grantor System initially at approximately 110 mile intervals dependent upon terrain and accessibility, and subject to subsequent modification in Grantor’s reasonable discretion.

Unscheduled Maintenance. Non-routine maintenance and repair of the Grantor System which is not included as Scheduled Maintenance (“Unscheduled Maintenance”), shall be performed by or under the direction of Grantor. Unscheduled Maintenance shall commence with respect to each Segment upon the Effective Date. Unscheduled Maintenance shall consist of:

•	“Emergency Unscheduled Maintenance” in response to an alarm identification by Grantor’s Operations Center, notification by Grantee or notification by any third party of any failure, interruption or impairment in the operation of the Grantor System, or any event imminently likely to cause the failure, interruption or impairment in the operation of the Grantor System.

•	“Non-Emergency Unscheduled Maintenance” in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of the Grantor System not covered by Scheduled Maintenance. Grantee shall immediately report the need for Unscheduled Maintenance to Grantor in accordance with reasonable procedures promulgated by Grantor from time to time. Grantor will log the time of Grantee’s report, verify the problem and dispatch personnel immediately to take corrective action.

Operations Center

Grantor shall operate and maintain an Operations Center (“OC”) staffed twenty-four (24) hours a day, seven (7) days a week by trained and qualified personnel. Grantor’s maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Grantor shall have its first maintenance employee at the site requiring Emergency Unscheduled Maintenance activity within two (2) hours after the time Grantor becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by circumstances beyond the reasonable control of Grantor. Grantor shall maintain a toll-free telephone number to contact personnel at the OC. Grantor’s OC personnel shall dispatch maintenance and repair personnel

1

along the system to handle and repair problems detected in the Grantor System: (i) through the Grantee’s remote surveillance equipment and/or upon notification by Grantee to Grantor, or (ii) upon notification by a third party.

Cooperation and Coordination

•	In performing its services hereunder, Grantor shall take workmanlike care to prevent impairment to the signal continuity and performance of the Grantor System. The precautions to be taken by Grantor shall include notifications to Grantee. In addition, Grantor shall reasonably cooperate with Grantee in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Grantee, then Grantee shall, at Grantor’s reasonable request, make such personnel of Grantee available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Grantor in performing such maintenance as required of Grantor hereunder.

•	Grantor shall notify Grantee at least fourteen (14) days prior to the date in connection with any Planned Service Work Period (“PSWP”) of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Grantee shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Grantor’s ability to perform its obligations under the Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Grantor shall notify Grantee at Grantor’s earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

Facilities

•	Grantor shall maintain the Grantor System in a manner which will permit Grantee’s use, in accordance with the terms and conditions of the Agreement.

•	Grantee will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by Grantee in connection with the operation of the Grantee Fibers, none of which is included in the maintenance services to be provided hereunder.

Cable/Fibers

•	Grantor shall perform appropriate Scheduled Maintenance on the cables contained in the Grantor System in accordance with Grantor’s then current preventative maintenance procedures which shall not substantially deviate from standard industry practice.

•	Grantor shall have qualified representatives on site any time Grantor has reasonable advance knowledge that another person or entity is engaging in construction activities or otherwise digging within five (5) feet of any cable.

•

Grantor shall maintain sufficient capability to teleconference with Grantee during an Emergency Unscheduled Maintenance in order to provide regular communications during the repair process. When correcting or repairing cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Grantor shall use

2

reasonable efforts to repair traffic-affecting discontinuity within four (4) hours after Grantor’s representatives arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, Grantor shall commence its planning for permanent repair, and thereafter promptly shall notify Grantee of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available PSWP.

•	In performing repairs, Grantor shall comply with the splicing specifications as set forth in Exhibit “H”. Grantor shall provide to Grantee any modifications to these specifications as may be necessary or appropriate in any particular instance.

•	Grantor’s representatives that are responsible for initial restoration of a cut cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. Grantor shall maintain and supply an inventory of spare cable in storage facilities supplied and maintained by Grantor at strategic locations to facilitate timely restoration.

Planned Service Work Period

Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. Major system work, such as fiber rolls and hot cuts, will be scheduled for PSWP weekends. A calendar showing approved PSWP will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high-traffic holidays.

Restoration

•	Grantor shall respond to any interruption of service or a failure of the Grantee Fibers to operate in accordance with the specifications set forth in Exhibit “H” (in any event, an “Outage”) as quickly as possible (allowing for delays caused by circumstances beyond the reasonable control of Grantor) in accordance with the procedures set forth herein.

•

When restoring a cut cable in the Grantor System, the parties agree to work together to restore all traffic as quickly as possible. Grantor, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts. Grantor shall splice fibers tube by tube or ribbon by ribbon or fiber bundle by fiber bundle, rotating between tubes or ribbons operated by the parties having an interest in the cable, including Grantee, Grantor and all future fiber users of the system (collectively, the “Interest Holders”), in accordance with the following described priority and rotation mechanics; provided that, lit fibers in all buffer tubes or ribbons or fiber bundles shall have priority over any dark fibers in order to allow transmission systems to come back on line; and provided further that, Grantor will continue such restoration efforts until all lit fibers in all buffer tubes or ribbons are spliced and all traffic restored. In general, priority among Interest Holders affected by a cut shall be determined on a rotating restoration-by-restoration and Segment-by-Segment basis, to provide fair and equitable restoration priority to all Interest Holders. Grantor will provide upon Segment completion a System-wide rotation mechanism on a Segment-by-Segment basis so that the initial rotation order of the

3

Interest Holders in each Segment is varied (from earlier to later in the order), such that as restorations occur, each Interest Holder has approximately equivalent rotation order positions across the Grantor System. Additional participants in the Grantor System that become Interest Holders after the date hereof shall be added to the restoration rotation mechanism.

•	The goal of emergency restoration splicing shall be to restore service as quickly as possible. This may require the use of some type of mechanical splice, such as the “3M FiberLock” to complete the temporary restoration. Permanent restorations will take place as soon as possible after the temporary splice is complete.

Subcontracting

Grantor may subcontract any of the maintenance services hereunder; provided that Grantor shall require the subcontractor(s) to perform in accordance with the requirements and procedures set forth herein. The use of any such subcontractor shall not relieve Grantor of any of its obligations hereunder.

4

EXHIBIT “J”

Completion Dates

[***]	Completion Date

[***]	Jan-00
[***]
[***]

[***]	Jan-00

[***]	May-00
[***]

[***]	May-00
[***]

[***]	May-00

[***]	Aug-00
[***]
[***]
[***]
[***]

[***]	Aug-00
[***]
[***]

[***]	Aug-00
[***]

[***]	Nov-00
[***]
[***]
[***]
[***]
[***]

[***]	Nov-00
[***]
[***]

[***]	Dec-00
[***]

[***]	Dec-00
[***]

1

[***]	Completion Date

[***]	Dec-00
[***]
[***]
[***]

[***]	Dec-00
[***]
[***]
[***]
[***]
[***]

[***]	Dec-00
[***]
[***]
[***]

[***]	Dec-00
[***]
[***]

[***]	Jan-01

[***]	Jan-01
[***]
[***]

[***]	Jan-01

[***]	Feb-01
[***]

[***]	Feb-01
[***]
[***]
[***]
[***]

[***]	Mar-01
[***]
[***]

[***]	Mar-01
[***]
[***]

The Completion Date shall be the last day of the month and year listed above.

2

EXHIBIT “K”

Metropolitan Fiber Rings and Rates

Level 3 Metro Fiber Pricing		Price per Fiber per Mile	Price per Fiber per Mile	Price per Fiber per Mile
City/Loop	Miles	6 Fibers	7-12 Fibers	13-24 Fibers
[***] [Two pages omitted.]

1